Exhibit 99.1

For Immediate Release	For Further Information Contact:
Wednesday, March 16, 2011	Robert E. Phaneuf
Vice President - Corporate Development
(918) 632-0680

RAM ENERGY RESOURCES REPORTS FOURTH QUARTER
AND YEAR- END 2010 RESULTS

Tulsa, Oklahoma – RAM Energy Resources, Inc. (Nasdaq: RAME) today announced fourth quarter and year ended December 31, 2010 earnings and financial results.

2010 Highlights

•	Debt reduced to $196.7 million from $250 million at mid-year
•	$51.7 million (before closing adjustments) of non-core property sales with proceeds used to reduce debt
•	Free cash flow was $32.6 million, or $0.42 per share, fully funding the capital budget and a reduction in long term debt
•	G&A expenses dropped nearly $2.0 million to $14.8 million

“In mid-year it became clear that a bold step was required and accordingly we adopted a program to review strategic alternatives aimed at increasing shareholder value.  We sold non-core, largely natural gas producing assets and substantially reduced our debt.  These actions paved the way for a refinancing of our debt, completed in March 2011.  This refinancing extended the maturity of our outstanding debt, substantially improved our financial flexibility and reduced our anticipated interest expense.  We are thus well positioned to take advantage of growth opportunities in our major oil producing fields and in our Osage Mississippi oil concession,” said Larry Lee, Chairman and CEO.

Financial Results for the 2010 Year

  Revenues and Production

Oil and natural gas sales for the year totaled $111.0 million, up 13% from $98.2 million in 2009. The average price of each of RAM’s hydrocarbon products were up across the board with the average price per BOE up 33% for the year.  The average price realized for oil rose 32%, the price for natural gas liquids (NGLs) increased 43% and the price received for natural gas was higher by 21%.   Total production for the year was 2.2 million BOE.  This 15% decrease from the prior year was principally a function of the company’s reduction of planned capital expenditures which resulted in natural production declines not being offset by increased drilling.  Weather interruptions early in the year and delays in bringing production online in South Texas, where competition for fracturing and stimulation crews and equipment was intense, also contributed to the overall decline.  However, the positive impact of the rise in hydrocarbon prices more than offset the negative impact from lower production volumes.

Costs and Expenses

Due to cost saving measures implemented during the year, production expense decreased by 10% to $33.9 million.  General and administrative expenses declined 11% to $14.8 million, primarily due to lower professional fees and employee costs.  Production taxes rose 14% to $6.1 million, primarily as a result of higher hydrocarbon prices during the year.  Interest expense increased 22% to $22.7 million, the product of higher effective interest rates for the entirety of 2010 compared with substantially lower interest rates during the first half of the 2009 year prior to RAM amending its credit facility.

RAM reported net income of $2.4 million, or $0.03 per share, for the 2010 year compared to a net loss of $58.4 million, or $0.75 a share, in 2009.

Modified EBITDA for the 2010 year was $51.0 million, 13% below the $58.3 million in 2009. Similarly, free cash flow was $32.6 million, or $0.42 per share, for the 2010 year compared to $44.6 million, or $0.57 per share, for 2009.

Fourth Quarter 2010 Financial Results

Oil and natural gas sales for the quarter totaled $27.5 million compared to $29.7 million in the year-ago quarter.  A 10% higher average price per BOE of $54.37, driven by a 13% higher average price for oil and a 15% higher average price for NGLs, compared favorably to the average price per BOE of $49.22 in the fourth quarter of 2009.  The higher average price per BOE in the fourth quarter 2010 largely offset the 16% decline in production to 505,000 BOE.

Production taxes fell 32% to $1.5 million as a result of lower production more than offsetting the impact of higher average prices for oil and NGLs in the 2010 quarter compared to the year-ago quarter.  Production expenses rose 3% to $8.7 million compared to the same period in 2009.  Interest expense decreased 5% to $5.5 million compared to $5.8 million in the fourth quarter of last year, principally a result of lower outstanding borrowings resulting from debt reduction associated with asset sales and a lower blended interest rate.

For the fourth quarter ended December 31, 2010, RAM recorded a loss of $4.3 million, or $0.05 per share, compared to a loss of $12.6 million, or $0.16 per share, in the year ago quarter.  The current year fourth quarter included $2.4 million in realized derivative losses which primarily reflect the risk-adjustment modification of the company’s hedge portfolio after the $51.7 million gross proceeds from the sale of non-core properties in December.

Modified EBITDA (a non-GAAP measure) was $10.8 million for the fourth quarter, compared with $15.1 million in last year’s quarter.  Similarly, free cash flow (a non-GAAP measure) was $6.6 million, or $0.08 per share, for this year’s fourth quarter compared to $10.8 million, or $0.14 per share, in last year’s fourth quarter.

RAM to Webcast Conference Call to Review Fourth Quarter and Year-End

  2010 Results

The company’s teleconference call to review fourth quarter and year-end 2010 results will be broadcast live on a listen-only basis over the internet on Wednesday, March 16, at 10:00 a.m. Central Daylight Time.  Interested parties may access the webcast by visiting the RAM Energy Resources, Inc. website at www.ramenergy.com.  The teleconference may be accessed by dialing (866)202-4367 (domestic) or (617)213-8845 (international) and providing the call pass code “21516029” to the operator.  An audio replay will be available until March 23, 2011 by dialing (888)286-8010 (domestic) or (617)801-6888 (international) and using call pass code “36771245”.

Forward-Looking Statements

This release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements in this release, other than statements of historical facts that address estimates of capital spending, prices of oil and gas and company realizations, drilling activities and events or developments that the company expects or believes are forward-looking statements.  Although the company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ materially from those in forward-looking statements include oil and gas prices, exploitation and exploration successes, actions taken and to be taken by the government as a result of political and economic conditions, continued availability of capital and financing, and general economic, market or business conditions as well as other risk factors described from time to time in the company’s filings with the SEC.  The company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.

About RAM

RAM Energy Resources, Inc. is an independent energy company engaged in the acquisition, exploitation, exploration, and development of oil and gas properties and the marketing of crude oil and natural gas.  Company headquarters are in Tulsa, Oklahoma, and its common shares are traded on the Nasdaq under the symbol RAME.  For additional information, visit the company website at www.ramenergy.com.

RAM Energy Resources, Inc. Consolidated Balance Sheets (in thousands, except share and per share amounts)
	As of December 31,
	2010	2009

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$37	$129
Accounts receivable:
Oil and natural gas sales, net of allowance of $50 ($50 at December 31, 2009)	9,797	12,585
Joint interest operations, net of allowance of $479 ($641 at December 31, 2009)	631	1,303
Other, net of allowance of $48 ($48 at December 31, 2009)	155	193
Derivative assets	1,340	-
Prepaid expenses	1,657	1,970
Deferred tax asset	3,526	3,531
Inventory	3,382	3,900
Other current assets	4	27
Total current assets	20,529	23,638
PROPERTIES AND EQUIPMENT, AT COST:
Proved oil and natural gas properties and equipment, using full cost accounting	689,472	702,502
Other property and equipment	10,072	9,337
	699,544	711,839
Less accumulated depreciation, amortization and impairment	(489,634)	(462,541)
Total properties and equipment	209,910	249,298
OTHER ASSETS:
Deferred tax asset	31,001	31,573
Deferred loan costs, net of accumulated amortization of $5,012 ($2,924 at December 31, 2009)	2,609	4,697
Other	952	1,956
Total assets	$265,001	$311,162
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable:
Trade	$17,149	$15,697
Oil and natural gas proceeds due others	9,414	10,113
Other	452	636
Accrued liabilities:
Compensation	1,948	2,664
Interest	2,448	2,933
Income taxes	699	655
Other	10	10
Derivative liabilities	-	4,471
Asset retirement obligations	639	711
Long-term debt due within one year	127	126
Total current liabilities	32,886	38,016
DERIVATIVE LIABILITIES	203	358
LONG-TERM DEBT	196,965	246,041
ASSET RETIREMENT OBLIGATIONS	30,770	26,363
OTHER LONG-TERM LIABILITIES	10	10
COMMITMENTS AND CONTINGENCIES	-	900

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock, $0.0001 par value, 100,000,000 shares authorized, 82,597,829 and 80,748,674 shares issued,
78,386,983 and 76,951,883 shares outstanding at December 31, 2010 and 2009, respectively	8	8
Additional paid-in capital	226,042	222,979
Treasury stock - 4,210,846 shares (3,796,791 shares at December 31,2009) at cost	(6,976)	(6,189)
Accumulated deficit	(214,907)	(217,324)
Stockholders' equity (deficit)	4,167	(526)
Total liabilities and stockholders' equity (deficit)	$265,001	$311,162

RAM Energy Resources, Inc. Consolidated Statements of Operations (in thousands, except share and per share amounts)
	Three months ended December 31,		Years ended December 31,
	2010	2009	2010	2009
REVENUES AND OTHER OPERATING INCOME:
Oil and natural gas sales
Oil	$19,665	$20,541	$76,563	$66,281
Natural gas	4,095	5,254	20,265	20,818
NGLs	3,695	3,934	14,156	11,068
Total oil and natural gas sales	27,455	29,729	110,984	98,167
Realized gains (losses) on derivatives	(2,375)	223	(5,193)	19,255
Unrealized gains (losses) on derivatives	250	(4,476)	6,386	(30,561)
Other	32	40	157	217
Total revenues and other operating income	25,362	25,516	112,334	87,078

OPERATING EXPENSES:
Oil and natural gas production taxes	1,498	2,201	6,063	5,320
Oil and natural gas production expenses	8,738	8,479	33,891	37,455
Depreciation and amortization	6,838	7,273	27,225	31,650
Accretion expense	239	527	1,527	1,976
Impairment	-	-	-	47,613
Share-based compensation	826	547	3,110	2,179
General and administrative, overhead and other expenses, net of
operator's overhead fees	4,105	4,330	14,799	16,667
Total operating expenses	22,244	23,357	86,615	142,860
Operating income (loss)	3,118	2,159	25,719	(55,782)

OTHER INCOME (EXPENSE):
Interest expense	(5,539)	(5,820)	(22,655)	(18,590)
Interest income	3	13	27	82
Other income (expense)	28	89	321	(440)
INCOME (LOSS) BEFORE INCOME TAXES	(2,390)	(3,559)	3,412	(74,730)
INCOME TAX PROVISION (BENEFIT)	1,904	9,062	995	(16,347)
Net income (loss)	$(4,294)	$(12,621)	$2,417	$(58,383)

BASIC INCOME (LOSS) PER SHARE	$(0.05)	$(0.16)	$0.03	$(0.75)
BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	78,618,703	76,876,320	78,426,179	77,601,057

DILUTED INCOME (LOSS) PER SHARE	$(0.05)	$(0.16)	$0.03	$(0.75)
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	78,618,703	76,876,320	78,426,179	77,601,057

RAM Energy Resources, Inc. Consolidated Statements of Cash Flows (in thousands)
	Years ended December 31,
	2010	2009	2008
OPERATING ACTIVITIES:
Net income (loss)	$ 2,417	$ (58,383)	$ (129,953)
Adjustments to reconcile net income (loss) to net cash provided by operating activities-
Depreciation and amortization	27,225	31,650	46,512
Amortization of deferred loan costs	2,088	1,642	1,197
Non-cash interest	3,086	1,605	-
Accretion expense	1,527	1,976	2,207
Impairment	-	47,613	269,886
Unrealized (gain) loss on derivatives, net of premium amortization	(1,498)	32,147	(31,762)
Deferred income tax provision (benefit)	577	(16,865)	(92,595)
Other expense (income)	(574)	448	13,184
Share-based compensation	3,110	2,179	2,563
Loss (gain) on disposal of other property, equipment and subsidiary	(38)	35	180
Undistributed losses on investment	-	-	165
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	3,704	(650)	4,168
Prepaid expenses, inventory and other assets	1,857	905	(4,283)
Derivative premiums	(4,468)	(1,781)	(2,288)
Accounts payable and proceeds due others	543	(10,641)	14,606
Accrued liabilities and other	(1,527)	(15,387)	(3,124)
Restricted cash	-	16,000	(16,000)
Income taxes payable	44	256	231
Asset retirement obligations	(198)	(377)	(440)
Total adjustments	35,458	90,755	204,407
Net cash provided by operating activities	37,875	32,372	74,454
INVESTING ACTIVITIES:
Payments for oil and natural gas properties and equipment	(33,535)	(29,871)	(84,723)
Proceeds from sales of oil and natural gas properties	49,366	6,120	2,950
Payments for other property and equipment	(865)	(604)	(1,275)
Proceeds from sales of other property and equipment	4	434	23
Proceeds from sale of subsidiary, net of cash	-	-	308
Acquisition of Ascent, net of cash acquired	-	-	35
Other investments	-	-	114
Net cash provided by (used in) investing activities	14,970	(23,921)	(82,568)
FINANCING ACTIVITIES:
Payments on long-term debt	(98,490)	(36,156)	(175,306)
Proceeds from borrowings on long-term debt	46,340	30,022	90,253
Payments for deferred loan costs	-	(2,324)	(74)
Stock repurchased	(787)	(28)	(82)
Warrants exercised	-	-	86,614
Net cash provided by (used in) financing activities	(52,937)	(8,486)	1,405
DECREASE IN CASH AND CASH EQUIVALENTS	(92)	(35)	(6,709)
CASH AND CASH EQUIVALENTS, beginning of year	129	164	6,873
CASH AND CASH EQUIVALENTS, end of year	$ 37	$ 129	$ 164

RAM Energy Resources, Inc. Consolidated Statements of Cash Flows (continued) (in thousands)
Years ended December 31,
	2010	2009	2008
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$ 380	$ 303	$ 682
Cash paid for interest	$ 17,988	$ 13,428	$ 25,813
DISCLOSURE OF NON CASH INVESTING AND FINANCING ACTIVITIES:
Asset retirement obligations	$ 3,006	$ (4,724)	$ 787
Receipt of common stock for settlement of contingent receivable	$ -	$ 2,134	$ -

RAM Energy Resources, Inc. Production by Area

	Texas	Oklahoma	Louisiana	Other	Total
Year Ended December 31, 2010
Aggregate Net Production
Oil (MBbls)	559	322	79	35	995
NGLs (MBbls)	341	10	-	13	364
Natural Gas (MMcf)	3,128	849	689	150	4,816

MBoe	1,421	473	194	73	2,161

Year Ended December 31, 2009
Aggregate Net Production
Oil (MBbls)	664	356	83	35	1,138
NGLs (MBbls)	375	15	-	16	406
Natural Gas (MMcf)	3,821	1,266	743	164	5,994

MBoe	1,676	582	207	77	2,542

Change in MBoe	(255)	(109)	(13)	(4)	(381)
Percentage Change in MBoe	-15.2%	-18.7%	-6.3%	-5.2%	-15.0%

	Texas	Oklahoma	Louisiana	Other	Total
Three Months Ended December 31, 2010
Aggregate Net Production
Oil (MBbls)	134	78	17	9	238
NGLs (MBbls)	79	3	-	2	84
Natural Gas (MMcf)	688	205	175	34	1,102

MBoe	327	115	46	17	505

Three Months Ended December 31, 2009
Aggregate Net Production
Oil (MBbls)	162	87	23	8	280
NGLs (MBbls)	96	3	-	4	103
Natural Gas (MMcf)	862	249	186	39	1,336

MBoe	402	131	54	17	604

Change in MBoe	(75)	(16)	(8)	-	(99)
Percentage Change in MBoe	-18.7%	-12.2%	-14.8%	0.0%	-16.4%

RAM Energy Resources, Inc. Production and Prices Summary

	For the Three Months Ended		Increase	For Year Ended		Increase
	December 31,		(Decrease)	December 31,		(Decrease)
	2010	2009	%	2010	2009	%

Production volumes :
Oil (MBbls)	238	280	-15%	995	1,138	-13%
NGL (MBbls)	84	103	-18%	364	406	-10%
Natural gas (MMcf)	1,102	1,336	-18%	4,816	5,994	-20%
Total (Mboe)	505	604	-16%	2,161	2,542	-15%

Average sale prices received:
Oil (per Bbl)	$ 82.63	$ 73.36	13%	$ 76.95	$ 58.24	32%
NGL (per Bbl)	$ 43.99	$ 38.19	15%	$ 38.89	$ 27.26	43%
Natural gas (per Mcf)	$ 3.72	$ 3.93	-5%	$ 4.21	$ 3.47	21%
Total per Boe	$ 54.37	$ 49.22	10%	$ 51.36	$ 38.62	33%

Cash effect of derivative contracts:
Oil (per Bbl)	$ (12.70)	$ (1.70)	647%	$ (6.14)	$ 4.94	-224%
NGL (per Bbl)	$ -	$ -	-	$ -	$ -	-
Natural gas (per Mcf)	$ 0.59	$ 0.52	13%	$ 0.19	$ 2.27	-92%
Total per Boe	$ (4.70)	$ 0.37	-1370%	$ 2.40)	$ 7.57	-132%

Average prices computed after cash effect
of settlement of derivative contracts:
Oil (per Bbl)	$ 69.93	$ 71.66	-2%	$ 70.81	$ 63.18	12%
NGL (per Bbl)	$ 43.99	$ 38.19	15%	$ 38.89	$ 27.26	43%
Natural gas (per Mcf)	$ 4.31	$ 4.45	-3%	$ 4.40	$ 5.74	-23%
Total per Boe	$ 49.67	$ 49.59	0%	$ 48.96	$ 46.19	6%

Cash expenses (per Boe):
Oil and natural gas production taxes	$ 2.97	$ 3.64	-18%	$ 2.81	$ 2.09	34%
Oil and natural gas production expenses	$ 17.30	$ 14.04	23%	$ 15.68	$ 14.73	6%
General and administrative	$ 8.13	$ 7.17	13%	$ 6.85	$ 6.56	4%
Interest	$ 8.85	$ 7.31	21%	$ 8.32	$ 5.28	58%
Taxes	$ (0.47)	$ (0.25)	88%	$ 0.18	$ 0.12	50%
Total per Boe	$ 36.78	$ 31.91	15%	$ 33.84	$ 28.78	18%

RAM Energy Resources, Inc.
Modified EBITDA and Free Cash Flow
(non-GAAP measures)
(Unaudited)

Non-GAAP Financial Measures

Modified EBITDA, a non-GAAP measure, is determined by adding the following to net income (loss): interest expense, income taxes, depreciation, amortization, accretion, share-based compensation, impairment charges and unrealized gains or losses on derivative or MTM settlement transactions.  Free cash flow is also a non-GAAP measure representing modified EBITDA after adjustments for the cash portion of interest and income taxes.  These non-GAAP measures are presented because management believes it is a useful adjunct to cash provided by operating activities under accounting principles generally accepted in the United States (GAAP).  These non-GAAP measures are widely accepted as financial indicators of an oil and gas company’s ability to generate cash which is used to internally fund exploration and development activities and fund debt service costs. These non-GAAP measures are not a measure of financial performance under GAAP and should not be considered as an alternative to cash provided (used) by operating, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity.

$000s, except per share amounts
	Qtr Ended	Qtr Ended	Year Ended	Year Ended
	12/31/2010	12/31/2009	12/31/2010	12/31/2009

Modified EBITDA:
Net income (loss)	$(4,294)	$(12,621)	$2,417	$(58,383)
Plus: Interest expense	$4,267	$4,522	$17,481	$15,343
Plus: PIK interest	$750	$776	$3,086	$1,605
Plus: Amortization of deferred loan costs	$522	$522	$2,088	$1,642
Plus: Depreciation, amortization and accretion	$7,077	$7,800	$28,752	$33,626
Plus: Share-based compensation	$826	$547	$3,110	$2,179
Plus: Income tax provision (benefit)	$1,904	$9,062	$995	$(16,347)
Plus: MTM legal settlement	$-	$-	$(574)	$448
Plus: Impairment charges	$-	$-	$-	$47,613
Less: Unrealized (gain) loss on derivatives	$(250)	$4,476	$(6,386)	$30,561

Modified EBITDA	$10,802	$15,084	$50,969	$58,287

Less:

Cash paid for interest	$4,470	$4,417	$17,988	$13,428
Cash paid (received) for income tax	$(236)	$(154)	$380	$303

Free cash flow	$6,568	$10,821	$32,601	$44,556

Weighted average shares outstanding - basic	78,619	76,876	78,426	77,601
Weighted average shares outstanding - diluted	78,619	76,876	78,426	77,601

Free cash flow per share - basic	$0.08	$0.14	$0.42	$0.57
Free cash flow per share - diluted	$0.08	$0.14	$0.42	$0.57